UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

SANDY SPRING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	SASR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On October 22, 2020, Sandy Spring Bancorp, Inc. (the “Company”) issued a news release announcing its results of operations and financial condition for the quarter ended September 30, 2020. A copy of the news release is included as Exhibit 99.1 to this report.

Item 7.01	Regulation FD Disclosure

The Company is providing supplemental information regarding its loan portfolio and the steps the Company has taken to address the COVID-19 pandemic. A copy of the supplemental information is included as Exhibit 99.2 to this report and will be posted on the Company’s website at www.sandyspringbank.com. The supplemental information is being furnished pursuant to Item 7.01 and, in accordance with General Instruction B.2 of Form 8-K, the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.2 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

99.1	Press release dated October 22, 2020

99.2	Supplemental Information dated October 22, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: October 22, 2020	By:	/s/ Daniel J. Schrider
Daniel J. Schrider
President and Chief Executive Officer

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